Exhibit 10.29

DISTRIBUTION AND MARKETING AGREEMENT

This Distribution and Marketing Agreement (the “Agreement”) is effective as of August 27, 2015, (“Effective Date”) by and between OSTEOGENICS BIOMEDICAL, INC., a Texas corporation, having an address at 4620 71st Street, Bldg. 78-79, Lubbock, Texas 79424, USA (hereinafter, “Supplier”), and KEYSTONE DENTAL, INC., having an address at 154 Middlesex Turnpike, Burlington, MA 01803 (hereinafter, “Distributor” and together with Supplier, the “parties”).

WHEREAS, Supplier has the right to manufacture, market and sell the Products (as defined below); and

WHEREAS, Supplier desires to grant to Distributor, and Distributor desires to obtain from Supplier, a license to market, distribute and sell the Products in the Territory (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties do hereby agree as follows:

I.	DEFINITIONS

1.

“Products” shall mean, collectively, those products or devices described on Exhibit A attached hereto, as well as any other mutually agreed products that are incorporated into this Agreement by amendment or otherwise.

2.	“Territory” shall mean the United States and Canada. Additional territories may be added by mutual agreement, and may be incorporated into this Agreement by amendment.

3.	“Wholesale Prices” means the prices of the Products charged by Supplier to Distributor.

II.	MARKETING AND DISTRIBUTION PROGRAM

1.

Appointment. Subject to the terms and conditions of this Agreement, Supplier hereby grants to Distributor the non-exclusive right to purchase the Products for purposes of marketing, sale and distribution to third-parties in the Territory, and the Distributor hereby accepts such appointment. Distributor shall have the

Distribution and Marketing Agreement

authority to solicit orders for the Products in the Territory in accordance with the terms of this Agreement, and distribute, market, and sell Products accordingly. Distributor will purchase the Products from Supplier and (to the extent permissible under existing laws and regulations in the Territory) resell them in Distributor’s Territory on its own behalf.

It is acknowledged and agreed that Distributor may nominate any Affiliate to purchase the Products for purposes of marketing, sale and distribution in any part of the Territory. For the purpose thereof, “Affiliates” includes any firm, corporation or other entity controlling, controlled by or under common control with Distributor and for such purpose “control” shall mean the direct or indirect ownership of more than fifty (50%) of the voting interest in such firm, corporation or other entity or the power to direct the management of such firm, corporation or other entity. The definition “Distributor’’ hereunder shall include “Affiliate” for the purpose hereof.

2.

Promotion. Distributor shall use reasonable efforts to commercialize and market the Products in the Territory. Distributor will promote the Products to the best of its ability and shall conduct marketing activities that are comparable to its efforts on behalf of its other products.

3.	Exclusivity. Distributor shall be Supplier’s non-exclusive distributor within the Territory.

Ill.	PRICE AND TERMS OF SALE

1.

Fees and Terms. Wholesale Prices of the Products, from Supplier to Distributor, shall be the mutually agreed upon price for the Products as set forth in Exhibit A. Wholesale Prices are based upon Supplier’s current retail price list as set forth on Exhibit A. Supplier has the right to raise the retail prices in response to inflation, increased raw material costs and/or a result of a change in general market pricing; provided, however, Supplier shall provide 30 days notice to Distributor of any such increase. Distributor is not entitled to any additional reimbursement of costs or expenses. The Wholesale Prices charged by the Supplier, unless otherwise expressly agreed by the parties in writing, are understood as being FCA Lubbock, Texas. Shipping and packaging shall be in accordance with good commercial practice with respect to protection of the Product during transportation. Shipments will be made utilizing a mutually agreed upon carrier with the Distributor named as beneficiary on any insurance payments resulting from losses during shipment.

Distribution and Marketing Agreement

2.

Purchase Orders. All purchase orders for the Products shall be in writing and identified as an order and shall follow the minimum requirements (as set forth below). Supplier will confirm purchase orders and provide estimated time of shipment. Supplier shall fulfill purchase orders within ninety (90) days unless non-performance is caused by Force Majeure (as defined herein). Purchase oders shall not include any patient information (including, without limitation, name or address). Any purchase order received by Supplier containing patient information will be immediately destroyed and the order will not be filled. Purchase orders shall include the following information:

i.	Purchase order number
ii.	Supplier Name
iii.	Contact person’s name
iv.	Phone number
v.	Fax number
vi.	Supplier’s complete shipping address
vii.	Supplier’s complete address (if different from shipping address)
viii.	Requested shipping date
ix.	Preferred shipping carrier and method
x.	Shipping carrier account number, if applicable
xi.	Product code for each item ordered
xii.	Quantity for each product ordered
xiii.	Unit of measurement for each product ordered (units or boxes)
xiv.	Wholesale Price for each item

3.

Inspection & Returns. Distributor shall have fifteen (15) business days from receipt of the Products to notify Supplier in writing of any nonconformity, shortage, defects, or damage to the Products delivered. Within fifteen (15) business days after receipt of such notice and the return of nonconforming, defective or damaged Products, Supplier shall investigate the claim and inform Distributor of its findings. If Supplier finds any nonconformity, shortage, defects or damage that is not the fault of Distributor, Supplier shall replace such Products with Products conforming to specifications agreed upon by the parties. Such replacement, including the expense of returning the Product(s), shall be at no additional cost to Distributor. However, if it is objectively established that the Product was conforming or that the nonconformity is the fault of Distributor, Distributor shall be responsible to pay for any such conforming units, including all shipping costs. For the avoidance of any doubt, Distributor’s failure to notify Supplier in line with the above mentioned time limitations shall in no way deprive Distributor of its rights to remedies as set forth herein, or which Distributor may otherwise have at law.

Distribution and Marketing Agreement

4.

Payment. All payments shall be made in USD. Payment is due within thirty (30) days after receipt of the Products. Payments not made within thirty-five (35) days after receipt of the Products will incur a monthly finance charge of one and one-half percent (1.5%), of the outstanding balance each month until the account is paid in full. Distributor shall have no obligation to pay for any damaged or non-conforming Products supplied by Supplier. Distributor will be issued a credit for any Products for which it pays that are returned and confirmed by Supplier as damaged, defective, or otherwise non-conforming without fault of Distributor.

IV.	PRODUCT WARRANTY AND LIMITATION OF LIABILITY

1.

Product Warranty. Without limiting any representations and warranties set out in this Agreement (and remedies available hereunder or at law), any warranty for the Products shall run directly from Supplier to the end customer/purchaser. In no event shall Distributor make any representation, guarantee or warranty concerning the Products except as expressly authorized in writing by Supplier. In no event shall the Distributor be held responsible for any latent or patent defect of the Products.

2.

Representations and Warranties. Supplier further warrants that: (a) Supplier has good and marketable title to the Products, and has not previously granted and will not grant any rights in the Product to any third party that are inconsistent with the rights granted to Distributor herein or which will affect Supplier’s performance hereunder; (b) all Products, and the intended uses thereof, and processes for making same, shall be free of any third party claims with respect to intellectual property rights or other proprietary rights; (c) Supplier has full power and authority to enter into this Agreement, to carry out its obligations under this Agreement and to grant the rights granted to Distributor hereunder; and, (d) all Products provided to Distributor shall be free from material defect in material and workmanship and shall substantially comply with all requirements of pertinent specifications, drawings, samples, and acceptance criteria as such specifications, etc., exist on the date of shipment.

3.

LIMITATION OF LIABILITY. IN NO EVENT WILL SUPPLIER OR ITS AFFILIATES BE LIABLE FOR LOST PROFITS OR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT (WHETHER FROM BREACH OF CONTRACT, BREACH OF WARRANTY, OR FROM NEGLIGENCE, STRICT LIABILITY, OR ANY OTHER FORM OF ACTION), EVEN IF SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY SHALL APPLY NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY HEREIN.

Distribution and Marketing Agreement

V.	OTHER DISTRIBUTOR OBLIGATIONS

1.	Sales Forecasts.

i.

Distributor, at least sixty {60) days prior to the beginning of each calendar quarter, shall deliver to Supplier a non-binding sales forecast and estimated quantity of purchase of the Products for the next two (2) consecutive quarters.

ii.

In no event shall Supplier be obligated to supply Products to Distributor in any calendar quarter in an amount in excess of twenty percent (20%) over the quantity forecasted for the quarter. If greater quantities are subsequently forecasted or ordered, Supplier agrees to use its best efforts, under the circumstances, to supply such quantities.

2.

Promotion of the Products. The Distributor shall use all of its commercially reasonable efforts to further the promotion, marketing, and sale of the Products within the Territory, including promoting the Products at major dental trade shows. Without limiting the generality of the foregoing, Distributor shall, at its own expense, train, educate, support and maintain representatives to market the Products in the Territory. Each party, however, hereby agrees to provide the other, at incremental cost, with any training or promotional materials it develops or other assistance that may be useful in promoting the Products.

3.

Facilities and Approvals. Distributor shall provide itself with, and be solely responsible for (i) such facilities, employees, and business organization, and (ii) such permits, licenses, and other forms of clearance from governmental or regulatory agencies, if any, as it deems necessary for the conduct of its business operations in accordance with this Agreement.

4.

Approvals and certifications. Supplier is responsible for maintaining a CE mark in accordance with European Union regulations with respect to Products. Distributor is responsible for all approvals and certifications and associated costs with regard to distributing the Products within the Territory.

VI.	GENERAL OBLIGATIONS OF THE SUPPLIER

1.

Manufacture and Supply of the Products. Supplier warrants that it shall manufacture and supply the Products in accordance with all applicable laws and regulations of the European Union, the US Food and Drug Administration, and Health Canada. Supplier further warrants that it shall inform Distributor of any changes to the specifications, manufacturing process or the quality evaluation of the Products that may affect the performance, safety, quality or appearance of the Products. Detailed requirements are defined in the respective quality assurance agreement executed in connection with this Agreement.

Distribution and Marketing Agreement

2.	Packaging. Supplier shall, at Supplier’s expense, pack all Products in a manner suitable to permit delivery to the Distributor.

3.

Samples. As reasonably requested by Distributor from time to time, Supplier shall provide to Distributor non-sterile samples of the Products at a nominal fee corresponding to Supplier’s cost of materials and production, for demonstration purposes in workshops. Supplier shall clearly mark such samples as non-sterile and for demonstration purposes only.

4.

Marketing Support. Supplier agrees to provide Distributor with marketing concepts, images, and materials at Distributor’s request and at Distributor’s cost, if applicable. Supplier shall use best efforts to notify Distributor of any sales or promotions with respect to its sale of Products to third-party purchasers prior to such sale or promotion.

5.	Shelf life. All Products delivered by Supplier under this Agreement shall have a shelf life of at least 2 years beyond the date of delivery to Distributor.

6.

Cessation of Production. In the event that Supplier ceases production of the Products at any time during the term of this Agreement, Supplier shall notify in writing at least ninety (90) days in advance of its intention to cease production.

7.

Customer Service. Any inquiries concerning the Products and service related issues (including product quality/defect issues), shall be initially handled by Distributor personnel, however, any inquiries related to the Products’ quality/defect issues shall be directed to Supplier’s customer service personnel, as appropriate. The parties shall exchange information on a cooperative basis with respect to any product inquiries and/or service related issues on a timely basis and in a manner which shall allow the parties to fully comply with any US Food and Drug Administration requirements relating to the reporting of adverse events as set forth in Section XIII hereof.

VII.	TRADEMARKS AND TRADE NAMES

Supplier’s packaging will contain the “Cytoplast®” or “Pro-fix®” trademark and trade name. Distributor may use the trademark and trade name of Supplier for the purposes of fulfilling this Agreement, and only for the duration of this Agreement. Upon termination of this Agreement, Distributor must immediately cease the use of Supplier’s trademark and trade name and any related trademarks and trade names of Supplier.

Distribution and Marketing Agreement

VIII.	TERM OF AGREEMENT

This Agreement shall commence on the Effective Date and shall end on the date that is two (2) years after the Effective Date (the “Term”). This Agreement will not extend beyond the Term (except with respect to certain obligations provided for herein) unless such an extension is agreed to in writing signed by Supplier and Distributor.

IX.	TERMINATION

1.

Termination for Cause. If either party materially defaults in the performance of any provision of this Agreement, the non-defaulting party may give written notice to the defaulting party stating that the Agreement will be terminated if the default is not cured within sixty (60) days. In case the non-defaulting party gives such notice and if the default is not cured during the sixty (60) day period, the non-defaulting party may terminate this Agreement by giving written notice, this termination being immediately effective at the end of this above-mentioned period.

2.

Termination for Insolvency. Either party may terminate this Agreement immediately upon written notice in the event the other party shall (i) file or have been filed against a petition of bankruptcy (which is not dismissed within thirty (30) days after it has been filed), or (ii) make an assignment for the benefit of creditors, or (iii) dissolve or cease to do business in the ordinary course.

X.	RIGHTS UPON TERMINATION OF THE AGREEMENT

1.

Sale of Existing Inventory. Upon termination of the Agreement for any reason, all rights and obligations of the parties shall terminate, except Distributor shall be entitled to sell any remaining inventory of the Products for a period of one year without any changes, unless otherwise stated in the Agreement.

2.

Survivability. Notwithstanding the termination or expiration of this Agreement, the following Sections shall survive such termination or expiration and be binding upon the parties: Sections X, XI, XII, XIII and XIV hereof.

3.

Return of Confidential Information. Within thirty (30) days after the termination of this Agreement, Distributor shall return all Supplier Confidential Information in its possession to the Supplier, at the Supplier’s expense. Neither party shall make nor retain any copies of any Confidential Information that may have been entrusted to the other under this Agreement.

Distribution and Marketing Agreement

4.

Invoices and Orders. No termination of this Agreement shall relieve either party of the obligation to pay to the other each outstanding invoice (relating to a purchase order placed pursuant to this Agreement) which has been issued either before or after the termination of the Agreement, and which is payable either before or after the termination date of the Agreement. Notwithstanding termination of this Agreement by cancellation or by expiration, the parties, except as otherwise provided, shall complete performances on any orders accepted prior to the effective date of such termination.

5.	Upon termination or expiration of this Agreement,

i.	The due date of all outstanding invoices issued to the Distributor relating to the Products will be unchanged.

ii.	All orders remaining undelivered as of the effective date of termination or expiration shall be delivered as scheduled unless cancellation is agreed by negotiation between the parties.

iii.	The Distributor shall cease to use any Supplier trademarks and material, except for the purposes of selling its remaining stock of Products as stated in Section X.I above.

iv.	All payment obligations shall continue.

XI.	CONFIDENTIALITY

1.

Confidential Information. Except as expressly provided herein, the parties agree that, during the term of this Agreement and for a period of five (5) years after the Agreement has been terminated or has expired, the receiving party shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein, any information furnished by the other party hereto pursuant to this Agreement which, if disclosed in tangible form, is marked “Confidential” or with other similar designation indicating its confidential or proprietary nature, or if disclosed orally, which has been confirmed in writing as being confidential or proprietary by the party disclosing such information at the latest within thirty (30) days thereafter (“Confidential Information”). Notwithstanding the foregoing, it is understood and agreed that the Confidential Information shall not include information that, in each case as demonstrated by written documentation:

Distribution and Marketing Agreement

a.	was already known by the receiving party, other than pursuant to an obligation of confidentiality, at the time of disclosure;

b.	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

c.	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

d.

was subsequently lawfully disclosed to the receiving party by a person other than a party hereto or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

2.

Permitted Disclosures. Notwithstanding the foregoing, each party hereto may disclose the other’s Confidential Information to the extent such disclosure is reasonably necessary in conducting its obligations under the manufacturing program, prosecuting or defending litigation, complying with applicable governmental regulations, or submitting information to tax or other governmental authorities provided that if a party is required to make any such disclosure of another party hereto’s Confidential Information, to the extent it may legally do so, it will give reasonable prior written notice to the latter party of such disclosure and will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise) reasonably necessary in conducting its obligations under the manufacturing program. If the party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other party to postpone the proposed disclosure (to the extent the disclosing party may legally do so), for up to ninety (90) days after receipt of written notice from the disclosing party of its intention to disclose, in order to permit the filing of such an application. In addition, either party may disclose the existence of this Agreement and the terms and conditions hereof to advisors, prospective investors, and others under circumstances that reasonably ensure the confidentiality thereof.

XII.	INDEMNIFICATION

1.

Indemnification of Supplier. Distributor shall indemnify and hold harmless Supplier, the directors, officers, and employees of Supplier and its successors and assigns (the “Supplier lndemnitee(s)”) from and against all third party claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys’ fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to

Distribution and Marketing Agreement

claims, suits or proceedings (any of the foregoing, a “Claim”) brought by third parties against a Supplier lndemnitee, caused by (a) a material breach by the Distributor or its agents of any of Distributor’s obligations under this Agreement, or (b) the gross negligence or willful misconduct of the Distributor or its agents, except, in each case, to the extent caused by a Supplier lndemnitee.

2.

Indemnification of Distributor. Supplier shall indemnify, defend and hold harmless the Distributor, the Affiliates directors, officers, and employees of the Distributor, and the licensors, successors and assigns of any of the foregoing (the “Distributor lndemnitee(s)”) from and against all Claims brought by third parties against a Distributor lndemnitee, arising out of or relating to (a) a material breach by Supplier of its obligations under this Agreement (including, without limitation, the Supplier’s obligations and representations set forth under Section VI); (b) the gross negligence or willful misconduct of the Supplier, except, in each case, to the extent such is due to the negligence or willful misconduct of a Distributor lndemnitee or to the conduct of any agent of a Distributor lndemnitee; (c) any intellectual property infringement action arising from or relating to Products; and (d) any delivery of nonconforming, defective or damaged Products.

3.

Indemnification Procedures. An lndemnitee that intends to claim indemnification under this Article shall promptly notify the other party (the “lndemnitor”) in writing of any claim in respect of which the lndemnitee intends to claim such indemnification, and the lndemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with the counsel of its choice at its own expense. The indemnity agreement in this Article XII shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the lndemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the lndemnitor within a reasonable time after the beginning of any such action, if prejudicial to its ability to defend such action, shall relieve such lndemnitor of any liability to the lndemnitee under this Article XII but the omission so to deliver written notice to the lndemnitor shall not relieve the lndemnitor of any liability that it may have to any lndemnitee otherwise than under this Article XII. The lndemnitee under this Article XII, its employees and agents, shall cooperate fully with the lndemnitor (at lndemnitor’s expense) and its legal representatives and provide full information in the investigation of any Claim covered by this indemnification. Neither party shall be liable for any costs or expenses incurred by the other party without its prior written authorization.

Distribution and Marketing Agreement

XIII.	ADVERSE EVENT REPORTING AND RECALLS.

1.

Exchange of Information. Each party shall notify the other party, within five business days of its receipt, of any information that it received or developed with respect to any adverse events arising from (i) the use of the Products or (ii) any Products distributed under this Agreement.

2.

Books and Records. Distributor must maintain complete and accurate records of all Products sold by Distributor in sufficient detail to enable Supplier, if necessary, to conduct an effective recall of Products if Supplier determines that such a recall is required or otherwise necessary or appropriate. Distribution records shall include, as a minimum: date of distribution, description of Product by name, model and ID number, and the name and address of the purchaser, and these records shall be kept for a minimum of six (6) years at the address listed on page 1 for “Distributor’’. Distributor must make these distribution records available to Supplier and any agent working on Supplier’s behalf in the event of a recall or other adverse event requiring a response less than an official recall.

Distributor must maintain a record of any customer complaints it receives regarding the Products, and must immediately forward to Supplier any and all information regarding those complaints so as to allow Supplier to report to the Food and Drug Administration, European Authorized Representative or competent authority, Health Canada and the Health Ministry of the countries where Products are registered within the required amount of time according to the Food and Drug Administration, the European Medical Device Directive, Health Canada and the Health Ministry requirements of each country where the Products are registered. Distributor must assist Supplier in the investigation and resolution of any adverse events and/or customer complaints with respect to the Products distributed by Distributor, and is responsible for providing Supplier with a written report of all such product complaints.

3.

Good Practices/Quality Control. Distributor is responsible for compliance with good manufacturing practice and with present and future statutes, laws, ordinances and regulations of international, national, federal, state and local governments now or hereafter in effect relating to the receipt, handling, storage, promotion and/or distribution of the Products. Distributor must supply Supplier’s regulatory personnel with reasonable access to the facilities and records of Distributor for the purpose of confirming Distributor’s compliance with this section.

4.	Reporting. Distributor must report to Supplier without delay any incident related to the Products. An incident is defined to mean:

(a)

Any malfunction or deterioration in the characteristics and/or performance of a Product, as well as any inadequacy in the labeling or the instructions for use which might lead to or might have led to the death of a patient or user or to a serious deterioration in the patient’s state of health; and

Distribution and Marketing Agreement

(b)

Any technical or medical reason in relation to the characteristics of performance of a Product for the reasons referred to clause (a) above, leading to systematic recall of any Products of the same type by the manufacturer.

5.

Recalls. In the event of a recall of any of the Products before implant, Distributor must cooperate with Supplier by promptly contacting any purchasers that Supplier desires to be contacted and by promptly communicating to such users the information or instructions Supplier desires to be transmitted relating to such recall.

If any recall, withdrawal, or seizure occurs due solely to (i) a failure by Supplier to supply a Product in conformance with applicable specifications or any warranty or other requirement set forth in this Agreement, (ii) the failure by Supplier to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree, or (iii) the negligence or intentional wrongful act or omission of Supplier and/or any agent of Supplier, Supplier shall bear the costs and expenses of any such seizure, recall or withdrawal, excluding damages (such as lost profits) and labor expenses associated with a recall. If any such recall, withdrawal, or seizure occurs due solely to (i) a failure by Distributor to conform to its obligations or any warranty or other requirement set forth in this Agreement, or (ii) the failure by Distributor to comply in all material respects with any applicable law, rule, regulation, standard, court order or decree, or (iii) the negligence or intentional wrongful act or omission of Distributor and/or any agent of Distributor, Distributor shall bear the costs and expense of any such seizure, recall or withdrawal, excluding damages (such as lost profits) and labor expenses associated with a recall. If both Distributor and Supplier contribute to the cause of a seizure, recall or withdrawal, the cost and expenses thereof will be shared in proportion to each party’s contribution to the problem.

XIV.	MISCELLANEOUS

1.

Governing Law. The interpretation and construction of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule.

Distribution and Marketing Agreement

2.

Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or a breach thereof, will be determined by arbitration administered by the American Arbitration Association in accordance with its International Arbitration Rules and applying the laws of the State of Texas. The number of arbitrators will be one. The location of the arbitration will be Lubbock, Texas, USA. The language of the arbitration will be English. Notwithstanding the foregoing, at the sole discretion of the Supplier, arbitration will not apply to (i) enjoin any misappropriation, disclosure or other improper use of its patents, trademarks, trade secrets or other intellectual property rights or confidential information; (ii) involving a dispute with Distributor which, to be resolved, requires the joinder of any third party not subject to this agreement; or (iii) which must be filed prior to the anticipated conclusion of the arbitration so as to avoid the operation of a statute of limitation or other preclusive filing deadline. Except as may be required by law, neither party to this Agreement nor its representatives may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the other party.

3.

Notices. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party as first set forth above, or to such other address as a party may designate by written notice in accordance with this section, (iii) by overnight courier, or (iv) by fax with confirming letter mailed under the conditions described in (ii). Any notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

4.

Force Majeure. Subject to this section, a Party’s obligations under this Agreement will be suspended to the extent and for the duration that its performance is delayed, hindered or prevented by circumstances which are not within its reasonable control (“Force Majeure”). For the purposes of this Section, Force Majeure includes acts or restraints of governments or public authorities, war, revolution, riot or civil commotion, strikes, lock-outs (except relating to a Party’s own Employees), blockage or embargo, explosion, fire, flood or natural disaster, to the extent that any of these events are beyond the reasonable control of the affected Party.

A Party affected by any event of Force Majeure shall:

(c)

promptly in writing notify the other Party, explaining the nature, details and expected duration of such event. Such Party shall also notify the other Party from time to time as to when the affected Party reasonably expects to resume performance in whole or in part of its obligations hereunder, and notify the other Party of the cessation of any such event; and

Distribution and Marketing Agreement

(d)	use its best efforts to resume full performance of its obligations under this Agreement as soon as reasonably practical; and

(e)	pending such resumption, use its best efforts to facilitate any efforts that the other Party may make to procure an alternative method by which its obligations under this Agreement may be performed.

5.

Assignment. This Agreement shall not be assignable by either party to any third party hereto without the prior written consent of the other party hereto, except either Party may assign this Agreement, without such consent, to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise.

6.

Modification. No modification of or amendment to this Agreement—including the cancellation of this paragraph—nor any waiver of any rights ‘under this Agreement, shall be effective unless in written form. The waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default. For the avoidance of any doubt, the payment of the invoices by Distributor hereunder will not operate as any waiver by Distributor any right, power or remedy provided by law or under this Agreement.

7.

Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction, shall be ineffective as to such jurisdiction, and to the extent of such invalidity or impossibility of enforcement, without invalidating the remaining provisions thereof or affecting the validity or enforcement of such provision in other jurisdictions, provided, however, that if the stricken provisions materially impact the practical benefits of this Agreement, the parties shall negotiate in good faith to agree upon a resolution that restores such practical benefits, and provided further that if the parties are unable to agree upon such resolution, either party may terminate this Agreement.

8.

Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and merges all prior discussions between them. No modification or any amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged. The parties agree that the terms and conditions of this Agreement shall prevail, notwithstanding contrary or additional terms in any purchase order or delivery documentation.

Distribution and Marketing Agreement

9.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

10.

Further Assurances. Each of the parties hereto covenants and agrees that it, its successors and permitted assigns will execute such further documents and do and perform or cause to be done and performed such other acts as may be necessary or desirable, from time to time, to give full effect to the provisions of this Agreement.

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Distribution and Marketing Agreement

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement, effective as of the Effective Date.

SUPPLIER:		DISTRIBUTOR:

OSTEOGENICS BIOMEDICAL, INC., a Texas corporation		KEYSTONE DENTAL, INC.

By:	/s/ Shane Shutttlesworth	By:	/s/ Michael Nealon
	Shane Shutttlesworth, President	Name:	Michael Nealon
		Title:	CFO

Distribution and Marketing Agreement

Exhibit A

Products and Pricing

•	Wholesale Price representes a 40% discount off of the current retail price of PTFE membranes.

•	Wholesale Price representes a 35% discount off of the current retail price of collagen membranes, PTFE suture and Pro-Fix fixation systems.

•	Current retail prices are available from Supplier upon request and are located in Supplier’s catalogue.

Product Name	Size	Product REF Code	Units/Box	2015 Retail Price ($)	Wholesale Price ($)
Cytoplast Ti-250 Anterior Narrow	12 x 24 mm	Ti250ANL-1	1	110	66
Cytoplast Ti-250 Anterior Singles	14 x 24 mm	Ti250AS-1	1	140	84
Cytoplast Ti-250 Buccal	17 x 25 mm	Ti250BL-1	1	150	90
Cytoplast Ti-250 Posterior Singles	20 x 25 mm	Ti250PS-1	1	180	108
Cytoplast Ti-250 Posterior Singles T2	25 x 36 mm	Ti250PST-1	1	215	129
Cytoplast Ti-250 Posterior Large	25 x 30 mm	Ti250PL-1	1	200	120
Cytoplast Ti-250 Posterior Large T2	30 x 41 mm	Ti250PLT-1	1	240	144
Cytoplast Ti-250 XL	30 x 40 mm	Ti250XL-1	1	250	150
Cytoplast Ti-250 XLK	30 x 40 mm	Ti250XLK-1	1	250	150
Cytoplast Ti-250 Anterior Perio	13 x 19 mm	Ti250AP-1	1	120	72
Cytoplast Ti-250 Posterior Perio	13 x 18 mm	Ti250PP-1	1	120	72
Cytoplast Ti-250 Anterior Narrow	12 x 24 mm	Ti250ANL-2	2	200	120
Cytoplast Ti-250 Anterior Singles	14 x 24 mm	Ti250AS-2	2	250	150
Cytoplast Ti-250 Buccal	17 x 25 mm	Ti250BL-2	2	270	162
Cytoplast Ti-250 Posterior Singles	20 x 25 mm	Ti250PS-2	2	325	195
Cytoplast Ti-250 Posterior Singles T2	25 x 36 mm	Ti250PST-2	2	390	234
Cytoplast Ti-250 Posterior Large	25 x 30 mm	Ti250PL-2	2	365	219
Cytoplast Ti-250 Posterior Large T2	30 x 41 mm	Ti250PLT-2	2	435	261
Cytoplast Ti-250 XL	30 x 40 mm	Ti250XL-2	2	450	270
Cytoplast Ti-250 XLK	30 x 40 mm	Ti25OXLK-2	2	450	270
Cytoplast Ti-250 Anterior Perio	13 x 19mm	Ti250AP-2	2	220	132
Cytoplast Ti-250 Posterior Perio	13 x 18 mm	Ti250PP-2	2	220	132
Cytoplast Ti-150 Anterior Narrow	12 x 24 mm	Ti150ANL-1	1	110	66
Cytoplast Ti-150 Anterior Singles	14 x 24 mm	Ti150AS-1	1	140	84
Cytoplast Ti-150 Buccal	17 x 25 mm	Ti150BL-1	1	150	90
Cytoplast Ti-150 Posterior Singles	20 x 25 mm	T1150PS-1	1	180	108
Cytoplast Ti-150 Posterior Singles T2	25 x 36 mm	Ti150PST-1	1	215	129

Distribution and Marketing Agreement

Cytoplast Ti-150 Posterior Large	25 x 30 mm	Ti150PL-1	1	200	120
Cytoplast Ti-150 Posterior Large T2	30 x 41 mm	Ti150PLT-1	1	240	144
Cytoplast Ti-150 XL	30 x 40 mm	Ti150XL-1	1	250	150
Cytoplast Ti-150 XLK	30 x 40 mm	Ti150XLK-1	1	250	150
Cytoplast Ti-150 Anterior Perio	13 x 19 mm	Ti150AP-1	1	120	72
Cytoplast Ti-150 Posterior Perio	13 x 18 mm	Ti150PP-1	1	120	72
Cytoplast Ti-150 Anterior Narrow	12 x 24 mm	Ti150ANL-2	2	200	120
Cytoplast Ti-150 Anterior Singles	14 x 24 mm	Ti150AS-2	2	250	150
Cytoplast Ti-150 Buccal	17 x 25 mm	Ti150BL-2	2	270	162
Cytoplast Ti-150 Posterior Singles	20 x 25 mm	Ti150PS-2	2	325	185
Cytoplast Ti-150 Posterior Singles T2	25 x 36 mm	Ti150PST-2	2	390	234
Cytoplast Ti-150 Posterior Large	25 x 30 mm	Ti150PL-2	2	365	219
Cytoplast Ti-150 Posterior Large T2	30 x 41 mm	Ti150PLT-2	2	435	261
Cytoplast Ti-150 XL	30 x 40 mm	Ti150XL-2	2	450	270
Cytoplast Ti-150 XLK	30 x 40 mm	Ti150XLK-2	2	450	270
Cytoplast Ti-150 Anterior Perio	13 x 19 mm	Ti150AP-2	2	220	132
Cytoplast Ti-150 Posterior Perio	13 x 18 mm	Ti150PP-2	2	220	132
Cytoplast TXT-200	25 x 30 mm	TXT2530-1	1	80	48
Cytoplast TXT-200	25 x 30 mm	TXT2530	4	280	168
Cytoplast TXT-200 Singles	12 x 24 mm	TXT1224-1	1	50	30
Cytoplast TXT-200 Singles	12 x 24 mm	TXT1224	10	400	240
Cytoplast RTM Collagen	15 x 20 mm	RTM 1520	2	185	120.25
Cytoplast RTM Collagen	20 x 30 mm	RTM2030	2	230	149.50
Cytoplast RTM Collagen	30 x 40 mm	RTM 3040	2	330	214.50
Cytoplast CS-04 PTFE Suture	(USP 2-0); 18 in.	CS0418	12	100	65
Cytoplast CS-05 PTFE Suture	(USP 3-0); 18 in.	CS0518	12	100	65
Cytoplast CS-05 PTFE Suture	(USP 3-0); 18 in.	CS051819	12	100	65
Cytoplast CS-06 RC PTFE Suture	(USP 4-0); 18 in.	CS0618RC	12	100	65
Cytoplast CS-06 Perio PTFE Suture	(USP 4-0); 18 in.	CS0618PERIO	12	100	65
Cytoplast CS-06 Premium PTFE Suture	(USP 4-0); 18 in.	CS0618PREM	12	120	78
All instrumentation and 20 membrane fixation screws		PFMK20	1 Kit	997.00	648.05
All instrumentation and 12 tenting screws		PFTK12	1 Kit	997.00	648.05
All instrumentation and 12 bone fixation screws		PFBK12	1 Kit	1,100.00	715.00
1.5 mm x 3.0 mm Self-drilling membrane fixation screw		PFMF-5	5 Screws	125.00	81.25
1.5 mm x 3.0 mm Self-drilling membrane fixation screw			10 Screws	225.00	146.25
1.5 mm x 3.0 mm Self-drilling membrane fixation screw			20 Screws	400.00	260.00
1.5 mm x 3.0 mm Self-Drilling tenting screw		PFT3	1 screw	35.00	22.75
1.5 mm x 3.0 mm Self-Drilling tenting screw		PFT3-5	5 pack	150.00	97.50
1.5 mm x 4.0 mm Self-Drilling tenting screw		PFT4	1 screw	35.00	22.75

Distribution and Marketing Agreement

1.5 mm x 4.0 mm Self-Drilling tenting screw	PFT4-5	5 pack	150.00	97.50
1.5 mm x 5.0 mm Self-Drilling tenting screw	PFT5	1 screw	35.00	22.75
1.5 mm x 5.0 mm Self-Drilling tenting screw	PFT5-5	5 pack	150.00	97.50
1.5 mm x 8.0 mm Self-Drilling fully threaded tenting screw	PFT8	1 Screw	35.00	22.75
1.5 mm x 10.0 mm Self-Drilling fully threaded tenting screw	PFT10	1 screw	35.00	22.75
1.5 mm x 8.0 mm Self-Tapping Bone Fixation screw	PFB8	1 screw	40.00	26.00
1.5 mm x 8.0 mm Self-Tapping Bone Fixation screw	PFB8-5	5 pack	175.00	113.75
1.5 mm x 10.0 mm Self-Tapping Bone Fixation screw	PFB10	1 screw	40.00	26.00
1.5 mm x 10.0 mm Self-Tapping Bone Fixation screw	PFB10-5	5 pack	175.00	113.75
1.5 mm x 12.0 mm Self-Tapping Bone Fixation screw	PFB12	1 screw	40.00	26.00
1.5 mm x 12.0 mm Self-Tapping Bone Fixation screw	PFB12-5	5 pack	175.00	113.75
1.5 mm x 14.0 mm Self-Tapping Bone Fixation screw	PFB14	1 screw	40.00	26.00
1.5 mm x 14.0 mm Self-Tapping Bone Fixation screw	PFB14-5	5 pack	175.00	113.75
Stainless steel driver handle	PFDH	1	285.00	185.25
76 mm cruciform driver blade	PFDB	1	65.00	42.25
56 mm cruciform driver blade	PFDB56	1	65.00	42.25
10 mm contra-angle driver blade	PFDBCA	1	65.00	42.25
Autoclavable Tecarpo storage tray w/ screw organizer dial	PFT	1	350.00	227.50
1.2 mm diam. Latch type pilot drill	PFPD	1	50.00	32.50

Distribution and Marketing Agreement

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (the “Amendment”) is effective of July 26, 2018, (the “Effective Date”) by and between OSTEOGENICS BIOMEDICAL, INC., a Texas corporation (hereinafter, “Supplier”), and KEYSTONE DENTAL, INC., (hereinafter, “Distributor” and together with Supplier, the “Parties”).

WHEREAS, Supplier and Distributor entered into that certain Distribution Agreement dated as of August 27, 2015 (the “Original Agreement”); and

WHEREAS, the Original Agreement had an expiration date of August 27, 2017; and

WHERAS, the Parties have operated under the terms and conditions of the Original Agreement as if the term had not expired; and

WHEREAS, Supplier and Distributor now desire to extend the term and amend a portion of the Original Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and condition contained herein, the Parties agree as follows:

1.	Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

2.	Recitals. The following shall be added to the recitals set forth in the Original Agreement:

“WHEREAS, Pursuant to a distribution agreement between Resorba Medical GmbH (“Resorba”) and Supplier (the “Resorba Distribution Agreement”), Resorba has granted Supplier the exclusive right to distribute, market and sell its Products (as defined below); and”

3.	Addition to Article III. Section 5 is hereby added to Article III of the Original Agreement in its entirety as follows:

1.

“Credit Terms. Supplier may ship Products to Distributor prior to receipt of payment, provided, however, the value of such shipped Products does not exceed Distributor’s Credit Limit Amount. “Credit Limit Amount” means an amount equal to Distributor’s average monthly order amount multiplied by a credit factor to be calculated by Supplier (in its sole and absolute discretion) based on, but not limited to, Supplier’s late payment history. Distributor may request its Credit Limit Amount from Supplier in writing from time to time.”

4.	Restatement of Article VII. Article VII of the Original Agreement is hereby amended and restated in its entirety as follows:

“Supplier’s packaging will contain the “Cytoplast®”, “Vitala®”, “Encore®”, “Osteogenics®”, and/or “Pro-fix®” trademark and trade name. Distributor may use the trademark and trade name of Supplier for the purposes of fulfilling this Agreement, and only for the duration of this Agreement. Upon termination of this Agreement, Distributor must immediately cease the use of Supplier’s trademark and trade name and any related trademarks and trade names of Supplier.

Supplier’s packaging will contain the “Resorba®” trademark and trade name. Supplier hereby represents and warrants that is has all rights and licenses from Resorba necessary to authorize the use of the Resorba trademark and trade name by Distributor in accordance herewith. Distributor may use the trademark and trade name of Resorba for the purposes of fulfilling this Agreement, and only for the duration of this Agreement. Upon termination of this Agreement, Distributor must immediately cease the use of Resorba’s trademark and trade name and any related trademarks and trade names of Resorba except as necessary to dispose of any remaining inventory of Products that Distributor has in inventory as of such termination.”

5.	Restatement of Article VIII. Article VIII of the Original Agreement is hereby amended and restated in its entirety as follows:

This Agreement shall commence on the Effective Date and shall end on July 25, 2020 (the “Term”). This Agreement will not extend beyond the Term (except with respect to certain obligations provided for herein) unless such an extension is agreed to in writing signed by Supplier and Distributor.

6.	Amendment to Article XIV. A new Section 11 is hereby added to Article XIV of the Original Agreement as follows:

“Conflict with Other Agreements. In the event that any of the terms and conditions hereof, and/or the rights, duties and/or obligations created hereby, shall conflict the any term, condition, right, duty, and/or obligation created by the Resorba Distribution Agreement, such terms and conditions shall be null and void and the Resorba Distribution Agreement shall control. Supplier has the right to cease distribution of Resorba® branded Products at its sole and absolute discretion.”

7.	Restatement of Exhibit A. Exhibit A of the Original Agreement shall be amended and restated in its entirety with Exhibit A of this Amendment.

8.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original.

9.	Survival of Original Agreement. The Parties agree and acknowledge that the Original Agreement remains in full force and effect notwithstanding the expiration of the Term on August 27, 2017.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment, effective as of the Effective Date.

DISTRIBUTOR:		SUPPLIER:

OSTEOGENICS BIOMEDICAL, INC.,		KEYSTONE DENTAL, INC.
a Texas corporation
		By:	/s/ Michael Nealon
By:	/s/ Shane Shuttlesworth	Name:	Michael Nealon
	Shane Shuttlesworth, President	Title:	CFO

Exhibit A

Products and Pricing

•	Wholesale Price represents a 40% discount off of the current retail price of PTFE membranes as of the date of this Agreement.

•	Wholesale Price represents a 35% discount off of the current retail price of collagen membranes, PTFE suture and Pro-Fix fixation systems as of the date of this Agreement.

•	Current retail prices are available from Supplier upon request.

Product Name	Size	Product REF Code	Units/Box	2018 Retail Price	Transfer Price
Cytoplast TXT-200 dPTFE Membranes
Cytoplast TXT-200	25 x 30 mm	TXT2530-1	1	$80.00	$48.00
Cytoplast TXT-200	25 x 30 mm	TXT2530	4	$280.00	$168.00
Cytoplast TXT-200 Singles	12 x 24 mm	TXT1224-1	1	$50.00	$30.00
Cytoplast TXT-200 Singles	12 x 24 mm	TXT1224	10	$400.00	$240.00
Cytoplast GBR-200 dPTFE Membranes
Cytoplast GBR-200	25 x 30 mm	GBR2530	4	$220.00	$132.00
Cytoplast GBR-200 Singles	12 x 24 mm	GBR1224	10	$320.00	$192.00
Cytoplast Ti-250 Ti-reinforced dPTFE Membranes
Cytoplast Ti-250 Anterior Narrow	12 x 24 mm	Ti250ANL- 1	1	$110.00	$66.00
Cytoplast Ti-250 Anterior Singles	14 x 24 mm	Ti250AS-1	1	$140.00	$84.00
Cytoplast Ti-250 Buccal	17 x 25 mm	Ti250BL-1	1	$150.00	$90.00
Cytoplast Ti-250 Posterior Singles	20 x 25 mm	Ti250PS-1	1	$180.00	$108.00
Cytoplast Ti-250 Posterior Singles T2	25 x 36 mm	Ti250PST-1	1	$215.00	$129.00
Cytoplast Ti-250 Posterior Large	25 x 30 mm	Ti250PL-1	1	$200.00	$120.00
Cytoplast Ti-250 Posterior Large T2	30 x 41 mm	Ti250PLT-1	1	$240.00	$144.00
Cytoplast Ti-250 XL	30 x 40 mm	Ti250XL-1	1	$250.00	$150.00
Cytoplast Ti-250 XLK	30 x 40 mm	Ti250XLK-1	1	$250.00	$150.00
Cytoplast Ti-250 ATC	24 x 38 mm	Ti250ATC-1	1	$230.00	$138.00
Cytoplast Ti-250 PTC	38 x 38 mm	Ti250PTC- 1	1	$280.00	$168.00
Cytoplast Ti-250 PD	38 x 38 mm	Ti250PD-1	1	$280.00	$168.00
Cytoplast Ti-250 K2	40 x 50 mm	Ti250K2-1	1	$350.00	$210.00
Cytoplast Ti-250 Anterior Perio	13 x 19 mm	Ti250AP-1	1	$120.00	$72.00
Cytoplast Ti-250 Posterior Perio	13 x 18 mm	Ti250PP-1	1	$120.00	$72.00

Cytoplast Ti-250 Anterior Narrow	12 x 24 mm	Ti250ANL- 2	2	$200.00	$120.00
Cytoplast Ti-250 Anterior Singles	14 x 24 mm	Ti250AS-2	2	$250.00	$150.00
Cytoplast Ti-250 Buccal	17 x 25 mm	Ti250BL-2	2	$270.00	$162.00
Cytoplast Ti-250 Posterior Singles	20 x 25 mm	Ti250PS-2	2	$325.00	$195.00
Cytoplast Ti-250 Posterior Singles T2	25 x 36 mm	Ti250PST-2	2	$390.00	$234.00
Cytoplast Ti-250 Posterior Large	25 x 30 mm	Ti250PL-2	2	$365.00	$219.00
Cytoplast Ti-250 Posterior Large T2	30 x 41 mm	Ti250PLT-2	2	$435.00	$261.00
Cytoplast Ti-250 XL	30 x 40 mm	Ti250XL-2	2	$450.00	$270.00
Cytoplast Ti-250 XLK	30 x 40 mm	Ti250XLK- 2	2	$450.00	$270.00
Cytoplast Ti-250 ATC	24 x 38 mm	Ti250ATC- 2	2	$420.00	$252.00
Cytoplast Ti-250 PTC	38 x 38 mm	Ti250PTC- 2	2	$500.00	$300.00
Cytoplast Ti-250 PD	38 x 38 mm	Ti250PD-2	2	$500.00	$300.00
Cytoplast Ti-250 K2	40 x 50 mm	Ti250K2-2	2	$630.00	$378.00
Cytoplast Ti-250 Anterior Perio	13 x 19 mm	Ti250AP-2	2	$220.00	$132.00
Cytoplast Ti-250 Posterior Perio	13 x 18 mm	Ti250PP-2	2	$220.00	$132.00
Cytoplast Ti-150 Ti-reinforced dPTFE Membranes
Cytoplast Ti-150 Anterior Narrow	12 x 24 mm	Ti150ANL- 1	1	$110.00	$66.00
Cytoplast Ti-150 Anterior Singles	14 x 24 mm	Ti150AS-1	1	$140.00	$84.00
Cytoplast Ti-150 Buccal	17 x 25 mm	Ti150BL-1	1	$150.00	$90.00
Cytoplast Ti-150 Posterior Singles	20 x 25 mm	Ti150PS-1	1	$180.00	$108.00
Cytoplast Ti-150 Posterior Singles T2	25 x 36 mm	Ti150PST-1	1	$215.00	$129.00
Cytoplast Ti-150 Posterior Large	25 x 30 mm	Ti150PL-1	1	$200.00	$120.00
Cytoplast Ti-150 Posterior Large T2	30 x 41 mm	Ti150PLT-1	1	$240.00	$144.00
Cytoplast Ti-150 XL	30 x 40 mm	Ti150XL-1	1	$250.00	$150.00
Cytoplast Ti-150 XLK	30 x 40 mm	Ti150XLK- 1	1	$250.00	$150.00
Cytoplast Ti-150 ATC	24 x 38 mm	Ti150ATC- 1	1	$230.00	$138.00
Cytoplast Ti-150 PTC	38 x 38 mm	Ti150PTC- 1	1	$280.00	$168.00
Cytoplast Ti-150 PD	38 x 38 mm	Ti150PD-1	1	$280.00	$168.00
Cytoplast Ti-150 K2	40 x 50 mm	Ti150K2-1	1	$350.00	$210.00
Cytoplast Ti-150 Anterior Perio	13 x 19 mm	Ti150AP-1	1	$120.00	$72.00
Cytoplast Ti-150 Posterior Perio	13 x 18 mm	Ti150PP-1	1	$120.00	$72.00
Cytoplast Ti-150 Anterior Narrow	12 x 24 mm	Ti150ANL- 2	2	$200.00	$120.00
Cytoplast Ti-150 Anterior Singles	14 x 24 mm	Ti150AS-2	2	$250.00	$150.00

Cytoplast Ti-150 Buccal	17 x 25 mm	Ti150BL-2	2	$270.00	$162.00
Cytoplast Ti-150 Posterior Singles	20 x 25 mm	Ti150PS-2	2	$325.00	$195.00
Cytoplast Ti-150 Posterior Singles T2	25 x 36 mm	Ti150PST-2	2	$390.00	$234.00
Cytoplast Ti-150 Posterior Large	25 x 30 mm	Ti150PL-2	2	$365.00	$219.00
Cytoplast Ti-150 Posterior Large T2	30 x 41 mm	Ti150PLT-2	2	$435.00	$261.00
Cytoplast Ti-150 XL	30 x 40 mm	Ti150XL-2	2	$450.00	$270.00
Cytoplast Ti-150 XLK	30 x 40 mm	Ti150XLK- 2	2	$450.00	$270.00
Cytoplast Ti-150 ATC	24 x 38 mm	Ti150ATC- 2	2	$420.00	$252.00
Cytoplast Ti-150 PTC	38 x 38 mm	Ti150PTC- 2	2	$500.00	$300.00
Cytoplast Ti-150 PD	38 x 38 mm	Ti150PD-2	2	$500.00	$300.00
Cytoplast Ti-150 K2	40 x 50 mm	Ti150K2-2	2	$630.00	$378.00
Cytoplast Ti-150 Anterior Perio	13 x 19 mm	Ti150AP-2	2	$220.00	$132.00
Cytoplast Ti-150 Posterior Perio	13 x 18 mm	Ti150PP-2	2	$220.00	$132.00
Cytoplast PTFE Sutures
Cytoplast CS-04 PTFE Suture	(USP 2- 0); 18 in.	CS0418	12	$100.00	$65.00
Cytoplast CS-05 PTFE Suture	(USP 3- 0); 18 in.	CS0518	12	$100.00	$65.00
Cytoplast CS-05 PTFE Suture	(USP 3- 0); 18 in.	CS051819	12	$100.00	$65.00
Cytoplast CS-06 RC PTFE Suture	(USP 4- 0); 18 in.	CS0618RC	12	$110.00	$71.50
Cytoplast CS-06 Perio PTFE Suture	(USP 4- 0); 18 in.	CS0618PE RIO	12	$110.00	$71.50
Cytoplast CS-06 Premium PTFE Suture	(USP 4- 0); 18 in.	CS0618PR EM	12	$110.00	$71.50
Vitala Porcine Collagen Membranes
Vitala Porcine Collagen	15 x 20 mm	VIT1520	1	$110.00	$62.00
Vitala Porcine Collagen	13 x 25 mm	VIT1325	1	$110.00	$62.00
Vitala Porcine Collagen	20 x 30 mm	VIT2030	1	$150.00	$87.00
Vitala Porcine Collagen	30 x 40 mm	VIT3040	1	$200.00	$120.00
Cytoplast RTM Collagen Membranes
Cytoplast RTM Collagen	15 x 20 mm	RTM1520	2	$185.00	$120.25
Cytoplast RTM Collagen	20 x 30 mm	RTM2030	2	$230.00	$149.50
Cytoplast RTM Collagen	30 x 40 mm	RTM3040	2	$330.00	$214.50
Cytoplast RTM Wound Dressings
Cytoplast RTMPlug	1 x 2 cm	RTMPLUG 10	10	$117.00	$63.00
Cytoplast RTMFoam	2 cm x 4 cm	RTMFOAM 10	10	$130.00	$84.50
Cytoplast RTMTape	2.5 cm x 7.5 cm	RTMTAPE1 0	10	$180.00	$95.00
Zcore Porcine Xenograft Particulate

Zcore 0.5cc Jar (0.25 mm—1.0 mm Particle Size)	0.5 cc	ZS050	1	$76.00	$49.40
Zcore 1.0cc Jar (0.25 mm—1.0 mm Particle Size)	1.0 cc	ZS100	1	$112.00	$72.80
Zcore 2.0cc Jar (0.25 mm—1.0 mm Particle Size)	2.0 cc	ZS200	1	$190.00	$123.50
Zcore 4.0cc Jar (0.25 mm—1.0 mm Particle Size)	4.0 cc	ZS400	1	$337.00	$219.05
Zcore 1.0cc Jar (1.0 mm—2.0 mm Particle Size)	1.0 cc	ZL100	1	$112.00	$72.80
Zcore 2.0 cc Jar (1.0 mm—2.0 mm Particle Size)	2.0 cc	ZL200	1	$190.00	$123.50
Zcore 0.25 cc Syringe (0.25 mm—1.0 mm Particle Size)	0.25 cc	ZY025	1	$60.00	$39.00
Zcore 0.5 cc Syringe (0.25 mm—1.0 mm Particle Size)	0.5 cc	ZY050	1	$88.00	$57.20
Pro-fix Fixation System	See Tab
GLYCOLON
GLYCOLON violet HRT18 4/0 USP 45 cm		OD01101	12	$48.75	$75.00
GLYCOLON violet DSM16 4/0 USP 45 cm		OD01201	12	$48.75	$75.00
GLYCOLON violet DSM18 4/0 USP 45 cm		OD01203	12	$48.75	$75.00
GLYCOLON violet DSM16 black needle 5/0 USP 45 cm		OD01211	12	$58.50	$90.00
GLYCOLON violet DSM13 black needle 5/0 USP 45 cm		OD01210	12	$58.50	$90.00
GLYCOLON violet DSM18 black needle 5/0 USP 45 cm		OD01212	12	$58.50	$90.00
GLYCOLON violet GR22 black needle 5/0 USP 45 cm		OD01300	12	$58.50	$90.00
GLYCOLON violet HRT16 5/0 USP 45 cm		OD01100	12	$48.75	$75.00
GLYCOLON undyed DSM18 5/0 USP 45 cm		OD01202	12	$48.75	$75.00
GLYCOLON violet DSM13 6/0 USP 45 cm		OD01213	12	$48.75	$75.00
GLYCOLON violet HRT10 6/0 USP 45 cm		OD01102	12	$61.75	$95.00
GLYCOLON undyed DSM13 6/0 USP 45 cm		OD01200	12	$48.75	$75.00
PGA RESORBA
PGA-RESORBA violet HRT18 4/0 USP 45 cm		OD03100	12	$46.80	$72.00
PGA-RESORBA violet DSM18 4/0 USP 45 cm		OD03202	12	$46.80	$72.00
PGA-RESORBA violet ART25 4/0 USP 45 cm		OD03600	12	$71.50	$110.00
PGA-RESORBA violet HR17 5/0 USP 45 cm		OD03500	12	$32.50	$50.00
PGA-RESORBA violet DS18 5/0 USP 45 cm		OD03400	12	$32.50	$50.00
PGA-RESORBA violet DSM13 5/0 USP 45 cm		OD03201	12	$46.80	$72.00
PGA-RESORBA violet DSM13 6/0 USP 45 cm		OD03200	12	$46.80	$72.00
PGA-RESORBA violet DSM11 6/0 USP 45 cm		OD03203	12	$61.75	$95.00
PGA-RESORBA violet HRT10 6/0 USP 45 cm		OD03101	12	$61.75	$95.00
PGA-RESORBA violet DSM7 6/0 USP 45 cm		OD03205	12	$61.75	$95.00
PGA-RESORBA violet HRT7 7/0 USP 45 cm		OD03102	12	$61.75	$95.00
PGA-RESORBA violet DSM7 7/0 USP 45 cm		OD03206	12	$61.75	$95.00
PGA-RESORBA violet DSM11 7/0 USP 45 cm		OD03204	12	$61.75	$95.00
RESOLON TWIST UNDYED
RESOLON TWIST undyed HRT18 3/0 USP 45 cm		OD12100	12	$32.50	$50.00
RESOLON TWIST undyed HS15 4/0 USP 45 cm		OD12700	12	$26.00	$40.00

RESOLON TWIST undyed DSM18 4/0 USP 45 cm		OD12201	12	$32.50	$50.00
RESOLON TWIST undyed DSM16 4/0 USP 45 cm		OD12200	12	$32.50	$50.00
RESOLON TWIST undyed DSM18 black needle 4/0 USP 45 cm		OD12210	12	$42.25	$65.00
RESOLON
RESOLON blue DSM16 4/0 USP 45 cm		OD13205	12	$39.00	$60.00
RESOLON blue DSM13 4/0 USP 45 cm		OD13202	12	$39.00	$60.00
RESOLON blue DSM18 4/0 USP 45 cm		OD13207	12	$39.00	$60.00
RESOLON blue DSM16 black needle 4/0 USP 45 cm		OD13215	12	$48.75	$75.00
RESOLON blue HS18 5/0 USP 45 cm		OD13700	12	$29.25	$45.00
RESOLON blue DSM16 5/0 USP 45 cm		OD13204	12	$39.00	$60.00
RESOLON blue DSM18 5/0 USP 45 cm		OD13206	12	$39.00	$60.00
RESOLON blue DSM13 5/0 USP 45 cm		OD13201	12	$39.00	$60.00
RESOLON blue DSM16 black needle 5/0 USP 45 cm		OD13214	12	$48.75	$75.00
RESOLON blue DSM13 black needle 5/0 USP 45 cm		OD13213	12	$48.75	$75.00
RESOLON blue DSM18 black needle 5/0 USP 45 cm		OD13216	12	$48.75	$75.00
RESOLON blue DSM13 6/0 USP 45 cm		OD13200	12	$39.00	$60.00
RESOLON blue DSM16 6/0 USP 45 cm		OD13203	12	$39.00	$60.00
RESOLON blue ART13 black needle 6/0 USP 45 cm		OD13610	12	$65.00	$100.00
RESOLON blue DSM13 black needle 6/0 USP 45 cm		OD13212	12	$52.00	$80.00
RESOLON blue DSM11 black needle 6/0 USP 45 cm		OD13210	12	$61.75	$95.00
RESOLON blue DSM13 black needle7/0 USP 45 cm		OD13211	12	$61.75	$95.00
enCore 70/30 Combination Allograft (Particle Size .25 mm—1.0 mm)
70% Mineralized Cortical Allograft and 30% Demineralized Allograft	0.5 CC	C73050	1	$97.00	$63.05
70% Mineralized Cortical Allograft and 30% Demineralized Allograft	1.0 CC	C73100	1	$145.00	$94.25
70% Mineralized Cortical Allograft and 30% Demineralized Allograft	1.5 CC	C73150	1	$177.00	$115.05
70% Mineralized Cortical Allograft and 30% Demineralized Allograft	2.5 CC	C73250	1	$235.00	$152.75
enCore 50/50 Cortical & Cancellous Allograft (Particle Size 0.50 mm—1.25 mm)
50% Mineralized Cortical Allograft and 50% Mineralized Cancellous Allograft	0.5 CC	CM55050	1	$87.00	$56.55
50% Mineralized Cortical Allograft and 50% Mineralized Cancellous Allograft	1.0 CC	CM55100	1	$125.00	$81.25
50% Mineralized Cortical Allograft and 50% Mineralized Cancellous Allograft	1.5 CC	CM55150	1	$155.00	$100.75
50% Mineralized Cortical Allograft and 50% Mineralized Cancellous Allograft	2.5 CC	CM55250	1	$200.00	$130.00
enCore OD 30/70 Cortical & Cancellous Allograft (Particle Size 0.25 mm—1.0 mm)
30% Mineralized Cortical Allograft and 70% Mineralized Cancellous Allograft	0.5 CC	OD37050	1	$87.00	$56.55
30% Mineralized Cortical Allograft and 70% Mineralized Cancellous Allograft	1.0 CC	OD37100	1	$125.00	$81.25
30% Mineralized Cortical Allograft and 70% Mineralized Cancellous Allograft	1.5 CC	OD37150	1	$155.00	$100.75
30% Mineralized Cortical Allograft and 70% Mineralized Cancellous Allograft	2.5 CC	OD37250	1	$200.00	$130.00

enCore Mineralized Allograft (Particle Size 0.25 mm—1.0 mm)
100% Mineralized Cortical Allograft	0.5 CC	SMIN050	1	$82.00	$53.30
100% Mineralized Cortical Allograft	1.0 CC	SMIN100	1	$115.00	$74.75
100% Mineralized Cortical Allograft	1.5 CC	SMIN150	1	$145.00	$94.25
100% Mineralized Cortical Allograft	2.5 CC	SMIN250	1	$195.00	$126.75
enCore Mineralized Allograft (Particle Size 1.0 mm—2.0 mm)
100% Mineralized Cortical Allograft	0.5 CC	MIN050	1	$82.00	$53.30
100% Mineralized Cortical Allograft	1.0 CC	MIN100	1	$115.00	$74.75
100% Mineralized Cortical Allograft	2.5 CC	MIN250	1	$195.00	$126.75